UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2008

MOBILE STORAGE GROUP, INC.
(Exact Name of Registrant As Specified In Charter)

Delaware	333-146157-03	20-0751031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 North Brand Boulevard, Suite 1000
Glendale, California 91203
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:(818) 253-3200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On February 22, 2008, Mobile Storage Group, Inc.’s parent company, MSG WC Holdings Corp., a Delaware corporation (“Parent”), entered into an Agreement and Plan of Merger, dated as of February 22, 2008 (the “Merger Agreement”), with Mobile Mini, Inc., a Delaware corporation (“Mobile Mini”), Cactus Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Mobile Mini (the “Merger Sub”), and Welsh, Carson, Anderson & Stowe X, L.P.

     Pursuant to the transactions under the Merger Agreement (the “Transaction”), our Parent and certain of its subsidiaries, including Mobile Services Group, Inc., will merge with and into Mobile Mini, with Mobile Mini being the surviving corporation and Mobile Storage Group, Inc. becoming a direct, wholly-owned subsidiary of Mobile Mini. Under the terms of the Merger Agreement, Mobile Mini will assume approximately $535.0 million of our Parent’s outstanding indebtedness (the “Assumed Debt”) and will acquire all outstanding shares of capital stock of our Parent for $12.5 million in cash and shares of newly issued Mobile Mini convertible preferred stock with a liquidation preference of $154.0 million, subject to certain post-closing adjustments. The convertible preferred stock will be convertible into approximately 8.55 million shares of Mobile Mini's common stock, representing a fully diluted ownership in Mobile Mini of approximately 19.8% for Mobile Storage Group, Inc. stockholders. The convertible preferred stock will be mandatorily convertible into Mobile Mini common stock if, after the first anniversary of the issuance of the convertible preferred stock, Mobile Mini’s common stock trades above $23.00 per share for a period of 30 consecutive days. The convertible preferred stock will not have any cash or payment-in-kind dividends (unless and until a dividend is paid with respect to the common stock, in which case dividends will be paid on an equal basis with the common stock, on an as-converted basis), will not impose any covenants upon Mobile Mini, and will include a holder optional redemption feature following the tenth annivsary after the issue date at the request of a majority of the holders of the convertible preferred stock. The Assumed Debt includes $200 million in aggregate principal amount of the 9¾% Senior Notes due 2014 (the “Notes”) issued by Mobile Services Group, Inc. and Mobile Storage Group, Inc., which will remain outstanding after the closing of the Transaction. The Transaction will not constitute a change of control event under the indenture governing the Notes. Other than the Notes and certain capitalized lease obligations, Mobile Mini intends to refinance the remaining Assumed Debt at the closing of the Transaction with cash on hand and/or a portion of the proceeds from Mobile Mini's expected $1.0 billion asset-based revolving credit facility.

      Our Parent and Mobile Mini have each made representations and warranties to each other in the Merger Agreement. Mobile Mini has made certain covenants in the Merger Agreement, including (a) that it will use its commercially reasonable efforts to obtain debt financing to fund the transactions contemplated by the Merger Agreement, and (b) that it will cause a stockholder meeting to be held to consider approval of the Transaction and the issuance of the convertible preferred stock contemplated by the Merger Agreement. In addition, our Parent has made certain covenants in the Merger Agreement including (a) to conduct its business in the ordinary course between the execution of the Merger Agreement and the closing of the Transaction, (b) not to solicit proposals relating to alternative business combination transactions, and (c) to use commercially reasonable efforts to assist Mobile Mini in connection with the arrangement of its debt financing for the transaction. Each of Mobile Mini and our Parent have agreed to indemnify the other and certain of their respective related parties for certain breaches of the representations and warranties in the Merger Agreement, up to a maximum aggregate amount of $30.0 million, subject to certain minimum claim requirements.

      Completion of the Transaction is subject to various conditions, including, among others, (a) approval of the holders of a majority of the outstanding shares of Mobile Mini common stock, (b) subject to certain exceptions, the accuracy of the representations and warranties of Mobile Mini and our Parent, as applicable, and compliance by Mobile Mini and our Parent with their respective obligations and covenants under the Merger Agreement, (c) the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and certain other regulatory approvals and (d) Mobile Mini’s receipt of its debt financing for the transaction.

      The Merger Agreement contains certain termination rights for both Mobile Mini and our Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, Mobile Mini may be required to reimburse our Parent for all reasonable, documented out-of-pocket costs and expenses of our Parent incurred in connection with the negotiation and execution of the Merger Agreement and the evaluation of the transactions contemplated thereby, up to a maximum of $3.0 million.

The foregoing description of the Merger Agreement is a summary and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. The terms and information in the Merger Agreement should not be relied upon as disclosure about Mobile Storage Group, Inc., Mobile Services Group, Inc. or our Parent without consideration of the periodic and current reports and statements that Mobile Storage Group, Inc. and Mobile Services Group, Inc. file with the SEC. The terms of the Merger Agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, among the parties in relation to the merger. In particular, the representations and warranties made by the parties to each other in the Merger Agreement have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. None of Mobile Storage Group, Inc., Mobile Services Group, Inc. or our Parent undertake any obligation to publicly release any revisions to these representations and warranties, except as required under federal or other applicable securities laws.

Forward-Looking Statements

      This Form 8-K and its exhibits may contain statements, estimates or projections that constitute “forward-looking” statements as defined under federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “could,” “may,” “project,” “will” and variations thereof or similar expressions identify forward-looking statements, which generally are not historical in nature. These forward-looking statements are based on current expectations and projections about future events. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, among others, our ability to consummate the merger with Mobile Mini, whether operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected; the regulatory approvals required to complete the merger may not be obtained on the terms expected or on the anticipated schedule; our ability to meet expectations regarding the timing and completion of the merger; and those risks and uncertainties found in our filings and reports filed with the SEC from time to time, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by the federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibit

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2008, among Mobile Mini, Inc., MSG WC Holdings Corp., Cactus Merger Sub, Inc., and Welsh, Carson, Anderson & Stowe X, L.P.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE STORAGE GROUP, INC

Date: February 27, 2008	By: /s/ Douglas A. Waugaman
Name: Douglas A. Waugaman
Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2008, among Mobile Mini, Inc., MSG WC Holdings Corp., Cactus Merger Sub, Inc., and Welsh, Carson, Anderson & Stowe X, L.P.

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